EXHIBIT 11

                      ROBERTSON-CECO CORPORATION
            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
            -----------------------------------------------
                 (Thousands, except per share amounts)
                              (Unaudited)

                             Three Months Ended    Six Months Ended
                                  June 30              June 30
                             ------------------    ------------------
                                1996      1995       1996      1995
                              --------  --------   --------  --------
PRIMARY:
 Primary earnings from
   continuing operations  .  $  6,545  $  2,260  $  9,807  $  3,438
 Income from discontinued
   operations   . . . . . .      -         (841)       -       2,508
                             --------  --------   --------  --------
    Total primary earnings   $  6,545  $  1,419   $  9,807   $  5,946
                             ========  ========   ========  ========

 Average number of shares
  of common stock
  outstanding   . . . . . .    16,009    15,914     16,009    15,914
 Incremental shares to
  reflect dilutive effect
  of deferred compensation
  plan    . . . . . . . . .       108        31        111        26
                             --------  --------   --------  --------
 Total shares . . . . . . .    16,117    15,945     16,120    15,940
                             ========  ========   ========  ========
Primary earnings from
 continuing operations per
 commom share . . . . . . .  $    .41  $    .14   $    .61   $  .22
Primary income (loss)
  from discontinued
  operations  . . . . . . .       -        (.05)       -        .15
          . . . . . . . . .  --------  --------   --------  --------
    Primary earnings per
     share  . . .            $    .41   $    .09  $    .61   $    .37
                              ========  ========   ========  ========


FULLY DILUTED:
 Fully diluted earnings
  from continuing
  operations  . . . . . . .  $  6,545  $  2,260  $  9,807  $  3,438
 Income from discontinued
   Operations   . . . . . .      -         (841)      -        2,508
                             --------  --------   --------  --------
    Total fully diluted
     earnings . . . . . . .  $  6,545  $  1,419   $  9,807  $  5,946
                             ========  ========   ========  ========

 Average number of shares
  of common stock
  outstanding   . . . . . .    16,009    15,914     16,009    15,914
 Incremental shares to
  reflect dilutive effect
  of deferred compensation
  plan    . . . . . . . . .       109        27        117        47
                             --------  --------   --------  --------
    Total shares  . . .        16,118    15,941     16,126    15,961
                             ========  ========   ========  ========

 Fully diluted earnings
  from continuing
  operations per common
  share   . . . . . . . . .  $    .41   $   .14   $    .61  $    .22
 Fully diluted income
  (loss) from discontinued
  operations  . . . . . .         -        (.05)      -          .15
                             --------  --------   --------  --------
Fully diluted earnings
  per share . . . . . . . .  $    .41  $    .09   $    .61  $    .37
                             ========  ========   ========  ========

